UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 26, 2006


                             ADSOUTH PARTNERS, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)


           Nevada                      0-33135                68-0448219
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(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
     of incorporation)                                    Identification No.)

     1141 South Rogers Circle, Suite 11, Boca Raton, FL            33487
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          (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:     (561) 750-0410


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01  Entry Into a Material Definitive Agreement.

On May 26, 2006, the Company's board of directors and John P. Acunto, Jr., executed an amendment to his consulting agreement. The agreement provides for a $20,000 monthly non-refundable draw against commission, which equals 10% of the gross profit, as defined in the agreement, on all business generated by his efforts, including all sales by Genco Power Solutions, Inc. Commissions are paid quarterly except for commissions from Genco, which are payable monthly.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 6, 2006, the Company and Charles Matza executed a separation agreement pursuant to which Mr. Matza had , resigned from the board of directors and as chief executive officer effective May 30, 2006.

On June 6, 2006, the Company's board of directors appointed Anton Lee Wingeier to the position of chief executive officer. Mr. Wingeier, who has been the Company's chief financial officer since April 2004, will also continue to serve as chief financial officer.

Item 9.01 Financial Statements and Exhibits.

         (c) Exhibits

         99.1 Amended consulting agreement between the Company and John P. Acunto, Jr.
         99.2 Copy of the separation agreement between the Company and Charles Matza.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       ADSOUTH PARTNERS, INC.
                                       ----------------------
                                                 (Registrant)

Date: June 6, 2006                    /s/ Anton Lee Wingeier
                                      ----------------------
                                      Anton Lee Wingeier
                                      Chief Financial Officer




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